EXHIBIT 99.2

American Strategic Investment Co.
Supplemental Information

Quarter ended December 31, 2022 (unaudited)

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Forward-looking Statements:
This supplemental package of American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (the “Company” or “ASIC”) includes statements that are not historical facts and may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment and (d) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q, Amendments to Quarterly Reports on Form 10-Q/A and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals:
The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the Financial Accounting Standards Board and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO, Core FFO, EBITDA and Adjusted EBITDA (all as defined below) have not been, and we do not expect it to be, significantly impacted by these types of deferrals.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Non-GAAP Financial Measures
This section discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Because we elected to be taxed as a REIT through the taxable year ending on December 31, 2022, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including New York City Operating Partnership L.P.) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the New York Stock Exchange, we began presenting Core FFO as a non-GAAP metric. We believe that Core FFO is utilized by other publicly-traded REITs although Core FFO presented by us may not be comparable to Core FFO reported by other REITs that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, non-cash equity-based compensation and costs incurred for the 2022 annual meeting that were specifically related to the portion of our 2022 proxy contest materials. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, listing-related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2022
Amounts in thousands, except per share data, ratios and percentages

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$16,196
Net loss attributable to common stockholders	$(10,109)
Basic and diluted net loss per share attributable to common stockholders (adjusted for the 1-for-8 reverse stock split on January 11, 2023)	$(5.48)
Cash NOI [1]	$8,030
Adjusted EBITDA [1]	$4,537
Core FFO attributable to common stockholders [1]	$(208)

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [2]	$958,433
Net debt [3] [4]	$390,285
Total consolidated debt [4]	$399,500
Total assets	$790,455
Cash and cash equivalents [5]	$9,215

Common shares outstanding as of December 31, 2022 (adjusted for the 1-for-8 reverse stock split on January 11, 2023)	1,660

Net debt to gross asset value	40.7%
Net debt to annualized adjusted EBITDA [1] (annualized based on quarterly results)	21.5	x

Weighted-average interest rate cost [6]	4.4%
Weighted-average debt maturity (years) [7]	4.1
Interest Coverage Ratio [8]	1.0	x

Real Estate Portfolio
Number of properties	8
Number of tenants	74

Square footage (millions)	1.2
Leased	82.7%
Weighted-average remaining lease term (years) [9]	7.1
______
[1]  This Non-GAAP metric is reconciled below.
[2] Defined as total assets of $790.5 million plus accumulated depreciation and amortization of $168.0 million as of December 31, 2022.
[3]  Represents total debt outstanding of $399.5 million, less cash and cash equivalents of $9.2 million.
[4]  Excludes the effect of deferred financing costs, net.
[5] Under the terms of one of the Company’s mortgage loans, the Company is required to maintain minimum liquid assets (i.e. cash, cash equivalents and restricted cash) of $10.0 million.
[6] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[7]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[8] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[9] Based on annualized straight-line rent as of December 31, 2022.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2022	2021
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$192,600	$192,600
Buildings and improvements	576,686	572,576
Acquired intangible assets	71,848	87,478
Total real estate investments, at cost	841,134	852,654
Less accumulated depreciation and amortization	(167,978)	(157,880)
Total real estate investments, net	673,156	694,774
Cash and cash equivalents	9,215	11,674
Restricted cash	6,902	16,754
Operating lease right-of-use asset	54,954	55,167
Prepaid expenses and other assets	5,624	9,293
Derivative asset, at fair value	1,607	—
Straight-line rent receivable	29,116	25,838
Deferred leasing costs, net	9,881	9,551
Total assets	$790,455	$823,051

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$394,159	$398,117
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $118 and $141 at December 31, 2022 and 2021, respectively)	12,787	8,131
Operating lease liability	54,716	54,770
Below-market lease liabilities, net	3,006	4,224
Derivative liability, at fair value	—	1,553
Deferred revenue	4,211	5,120
Total liabilities	468,879	471,915

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 1,886,298 (1) and 1,659,717 (1) shares issued and outstanding as of December 31, 2022 and 2021, respectively	19	17
Additional paid-in capital	698,761	691,234
Accumulated other comprehensive earnings (loss)	1,637	(1,553)
Distributions in excess of accumulated earnings	(399,355)	(350,709)
Total stockholders' equity	301,062	338,989
Non-controlling interests	20,514	12,147
Total equity	321,576	351,136
Total liabilities and stockholders' equity	$790,455	$823,051

_____

(1) Retroactively adjusted to reflect the impact of the 1-for-8 reverse stock split which occurred on January 11, 2023.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Revenue from tenants	$16,196	$15,932	$16,231	$15,646

Expenses:
Asset and property management fees to related parties	1,708	1,667	1,785	1,922
Property operating	8,054	8,947	8,329	8,597
Equity-based compensation	2,198	2,263	2,201	2,120
General and administrative	1,897	2,435	5,175	2,986
Depreciation and amortization	7,703	6,941	7,041	6,981
Total expenses	21,560	22,253	24,531	22,606
Operating loss	(5,364)	(6,321)	(8,300)	(6,960)
Other income (expense):
Interest expense	(4,751)	(4,755)	(4,703)	(4,715)
Other income (expense)	6	2	2	(37)
Total other expense, net	(4,745)	(4,753)	(4,701)	(4,752)
Net loss and Net loss attributable to common stockholders	$(10,109)	$(11,074)	$(13,001)	$(11,712)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted (1)	$(5.48)	$(6.40)	$(7.77)	$(7.07)
Weighted average shares outstanding —Basic and Diluted (1)	1,844,864	1,728,540	1,679,211	1,662,456

____

(1) Retroactively adjusted to reflect the impact of the 1-for-8 reverse stock split which occurred on January 11, 2023.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
EBITDA:
Net loss and Net loss attributable to common stockholders	$(10,109)	$(11,074)	$(13,001)	$(11,712)
Depreciation and amortization	7,703	6,941	7,041	6,981
Interest expense	4,751	4,755	4,703	4,715
EBITDA	2,345	622	(1,257)	(16)
Equity-based compensation	2,198	2,263	2,201	2,120
Other (income) expense	(6)	(2)	(2)	37
Adjusted EBITDA	4,537	2,883	942	2,141
Asset and property management fees to related parties	1,708	1,667	1,785	1,922
General and administrative	1,897	2,435	5,175	2,986
NOI	8,142	6,985	7,902	7,049
Accretion of below- and amortization of above-market lease liabilities and assets, net	123	(30)	(50)	(51)
Straight-line rent (revenue as a lessor)	(263)	(778)	(930)	(1,303)
Straight-line ground rent (expense as lessee)	28	28	27	27
Cash NOI	$8,030	$6,205	$6,949	$5,722

Cash Paid for Interest:
Interest expense	$4,751	$4,755	$4,703	$4,715
Amortization of deferred financing costs	(386)	(386)	(386)	(385)
Total cash paid for interest	$4,365	$4,369	$4,317	$4,330

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net loss and Net loss attributable to common stockholders [1]	$(10,109)	$(11,074)	$(13,001)	$(11,712)
Depreciation and amortization	7,703	6,941	7,041	6,981
FFO attributable to common stockholders	(2,406)	(4,133)	(5,960)	(4,731)
Equity-based compensation [1]	2,198	2,263	2,201	2,120
Expenses attributable to portion of 2022 proxy contest [2]	—	—	2,084	393
Core FFO attributable to common stockholders	$(208)	$(1,870)	$(1,675)	$(2,218)

Weighted average common shares outstanding — Basic and Diluted	1,845	1,729	1,679	1,663
Weighted average common shares outstanding - Diluted	1,845	1,729	1,679	1,663
Net loss per share attributable to common shareholders — Basic and Diluted [3]	$(5.48)	$(6.40)	$(7.77)	$(7.07)
FFO per common share [3]	$(1.30)	$(2.40)	$(3.52)	$(2.88)
Core FFO per common share [3]	$(0.11)	$(1.12)	$(0.96)	$(1.36)
________
[1] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreement for all periods presented. Management has not added back the cost of the Advisor’s base management fee used by the Advisor under the Side Letter to purchase shares or the cost of the base management fee elected to be received by the Advisor in shares in lieu of cash because such amounts are considered a normal operating expense. Such amounts included in net loss was $1.4 million, $1.3 million, $1.3 million, and $1.0 million for the three months ended December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022 , respectively.
[2] Amounts relate to costs incurred for the 2022 annual meeting that were specifically related to the portion of the Company’s 2022 proxy contest. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its Core FFO for these amounts.
[3] Retroactively adjusted to reflect the impact of the 1-for-8 reverse stock split which occurred on January 11, 2023.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Debt Overview
As of December 31, 2022
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [1] [2]	Total Outstanding Balance [3]
2023	—	—	—%	$—
2024	1	1.3	3.7%	49,500
2025	—	—	—%	—
2026	1	3.5	4.2%	99,000
2027	1	4.1	4.7%	140,000
Thereafter	4	5.9	4.3%	111,000
Total Debt	7	4.1	4.4%	$399,500

______

[1] Weighted based on the outstanding principal balance of the debt.
[2] All of the Company’s debt is fixed rate as of December 31, 2022.
[3] Excludes the effect of deferred financing costs, net. Current balances as of December 31, 2022 are shown in the year the debt matures.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Future Minimum Lease Rents
As of December 31, 2022
Amounts in thousands

Future Minimum Base Rent Payments [1]
2023	$54,541
2024	53,093
2025	46,038
2026	41,362
2027	38,413
2028	34,016
Thereafter	169,576
Total	$437,039
——

[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Top Ten Tenants
As of December 31, 2022
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
City National Bank	Office / Retail	Financial Services	$4,356	7%	10.5	Yes
Equinox	Retail	Fitness	3,448	6%	15.9	No
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	3,337	6%	8.6	Yes
Cornell University	Office	Healthcare Services	2,476	4%	1.5	Yes
The City of New York - Dept. of Youth & Community Development	Office	Government/Public Administration	2,215	4%	15.0	Yes
CVS	Retail	Retail	2,161	4%	11.7	Yes
USA General Services Administration	Office	Government/Public Administration	2,015	3%	4.5	Yes
I Love NY Gifts	Retail	Retail	1,932	3%	13.4	No
NYS Licensing	Office	Government/Public Administration	1,833	3%	4.6	Yes
Marshalls	Retail	Retail	1,641	3%	5.8	Yes
Subtotal			25,414	43%	9.6

Remaining portfolio			32,769	57%

Total Portfolio			$58,183	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2022.
[2] Based on straight-line rent as of December 31, 2022.
[3] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of December 31, 2022. Top 10 tenants are 59% actual investment grade rated and 20% implied investment grade rated.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Diversification by Property Type
As of December 31, 2022
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$41,820	72%	775	81%
Retail	15,106	26%	172	18%
Other	1,257	2%	15	1%
Total	$58,183	100%	962	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2022.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Diversification by Tenant Industry
As of December 31, 2022
Amounts in thousands, except percentages

	Total Portfolio
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Financial Services	$15,104	26%	190	20%
Government / Public Administration	7,687	13%	173	18%
Retail	7,043	12%	53	6%
Non-profit	6,002	10%	134	14%
Services	3,748	6%	67	7%
Fitness	3,448	6%	30	3%
Healthcare Services	3,140	5%	43	4%
Professional Services	3,038	5%	67	7%
Technology	2,726	5%	50	5%
Office Space	2,495	4%	46	5%
Other [2]	3,752	8%	109	11%
Total	$58,183	100%	962	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2022.
[2] Other includes nine industry types as of December 31, 2022.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Lease Expirations
As of December 31, 2022

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2023	14	3,908	7%	65	7%
2024	10	7,041	12%	110	11%
2025	12	5,762	10%	104	11%
2026	8	3,265	6%	64	7%
2027	12	6,004	10%	131	14%
2028	7	3,407	6%	56	6%
2029	6	2,836	5%	49	5%
2030	3	1,810	3%	34	4%
2031	7	5,374	9%	92	10%
2032	2	676	1%	13	1%
2033	7	4,704	8%	42	4%
2034	3	2,960	5%	23	2%
2035	3	640	1%	4	—%
2036	4	2,298	4%	17	2%
2037	4	4,048	7%	128	13%
2038	3	3,450	6%	30	3%
Thereafter (>2038)	—	—	—%	—	—%
Total	105	$58,183	100%	962	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2022. Includes tenant concessions, such as free rent, as applicable.